EXHIBIT 23.1

CONSENT OF MAYER HOFFMAN MCCANN P.C., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated May 2, 2006 (except with respect to the matter discussed in Note 14 as to which the date is                     , 2006) on the financial statements of InterMetro Communications, Inc. as of December 31, 2004 and 2005 and for the period from July 22, 2003 (inception) through December 31, 2003 and for the years ended December 31, 2004 and 2005 and our report dated February 20, 2006 (except for the matter discussed in Note 7 as to which the date is March 30, 2006) on the financial statements of Advanced Tel, Inc. as of June 30, 2004 and 2005 and for each of the years ended June 30, 2004 and 2005 (and to all references to our Firm) included in or made a part of this Amendment No. 1 to this Registration Statement (File No. 333-134025) on Form S-1.

MAYER HOFFMAN MCCANN P.C.

Los Angeles, California

                    , 2006

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 14 to the financial statements.

/s/ Mayer Hoffman McCann P.C.

Los Angeles, California

May 12, 2006